LLS LITTON LOAN SERVICING [GRAPHIC OMITTED]
                                                         4828 Loop Central Drive
                                                                Houston TX 77081
                                                         Telephone  713-966-8966
                                                               Fax  713-218-4595
                                                              www.littonloan.com

March 7, 2007


GMAC/RFC
Attention: Compliance, Servicer Management
2255 North Ontario Street, Suite 400
Burbank, CA 91504-3120

RE:     Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP4

Dear Sir or Madam:

Enclosed please find the following required documents for Litton Loan Servicing LP's annual compliance, year ending December 31, 2006:

              1.  Report on  Compliance  with  Regulation  AB  Criteria
              2.  Deloitte & Touche Attestation on Compliance with Regulation AB
              3.  Servicer  Certification
              4.  Servicer Compliance Statement

We do have exceptions in our Report on Compliance with Regulation AB Criteria and those will need to be included in the 10K.

We have also emailed a pdf file of each of the above, as well as a Word file for each. Let me know if you have any questions.

Sincerely,



Elizabeth Folk
Senior Vice President and
Chief Financial Officer



Inv 338(d)-RFC
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                          SERVICER COMPLIANCE STATEMENT

        Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP4

The undersigned officer of Litton Loan Servicing LP provides the Annual Statement as to Compliance as required by the Pooling and Servicing Agreement for the above referenced security and certifies that (i) a review of the activities of the Servicer during such preceding calendar year (or such shorter period in the case of the first such report) and of performance under this Agreement has been made under my supervision, and (ii) to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects for 2006, except as disclosed below:

Reconciliations   for   Asset-Backed   Securities   Related   Bank   Account   -
1122(d)(2)(vii)(D)

    Our investor bank account reconciliations included certain reconciling items that were not resolved within 90 calendar days of their original identification on eleven of sixty-three investor bank account reconciliations selected for testing. The sum of the reconciling items for those eleven reconciliations was $216,950.

Adjustments   to  Interest   Rates  for  Pool  Assets  With  Variable   Rates  -
1122(d)(4)(ix)

    Our testing of sixty-five adjustable rate mortgages revealed two instances where certain adjustable rate mortgages for which the interest rate reset in the servicing system did not agree to interest rates in the appropriate source index per the borrower's note documents. These were the result of incorrect information transferring from the prior servicer. Additionally, the same sixty-five mortgages selected for testing included one instance where the adjustable rate mortgage payment change date in the servicing system did not agree to the loan documents.

Loss Mitigation Actions - 1122(d)(4)(vii)

    Our testing disclosed two instances for which there was no evidence that approval was obtained for repayment plans, that were longer than 12 months, in accordance with the master servicing guide.


Date:   February 27, 2007

                                       /s/ Elizabeth Folk
                                       Senior Vice President and
                                       Chief Financial Officer
                                       Litton Loan Servicing LP


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                                  CERTIFICATION

        Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP4

The undersigned, a duly authorized officer of, Litton Loan Servicing LP (the "Company"), as Servicer for Residential Funding Company, LLC (the "Sponsor"), does hereby certify to the Depositor and the Master Servicer and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and
        Section 1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 2006 that were delivered by the Company to the Sponsor, Depositor or Master Servicer pursuant to the applicable servicing agreement (collectively, the "Company Servicing Information");

(2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3) Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the relevant servicing agreement has been provided to the Depositor, the Sponsor or the Master Servicer;

(4) I am responsible for reviewing the activities performed by the Company as servicer under the applicable servicing agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the applicable servicing agreement in all material respects; and

(5) Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report by the Company in accordance with Item 1122 Regulation AB and exchange Act Rules 13a-18 and 15d-18 has been provided to the Sponsor, Depositor or Master Servicer. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:   February 27, 2007

                                       /s/ Elizabeth Folk
                                       Senior Vice President and
                                       Chief Financial Officer
                                       Litton Loan Servicing LP


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